Exhibit 10.4

NONQUALIFIED STOCK OPTION AGREEMENT
MATADOR RESOURCES COMPANY AMENDED AND RESTATED
2012 LONG-TERM INCENTIVE PLAN

1.Grant of Option. Pursuant to the Matador Resources Company Amended and Restated 2012 Long-Term Incentive Plan (as amended from time to time, the “Plan”), Matador Resources Company, a Texas corporation (the “Company”), grants to
[NAME]
(the “Participant”),
an option (the “Option” or “Stock Option”) to purchase a total of [NUMBER] full shares of Common Stock of the Company (the “Optioned Shares”) at an “Option Price” equal to $[PRICE] per share (being the Fair Market Value per share of the Common Stock on the Date of Grant).
The “Date of Grant” of this Stock Option is [DATE]. The “Option Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the [NUMBER] anniversary of the Date of Grant, unless terminated earlier in accordance with Section 4 below. The Stock Option is a Nonqualified Stock Option.
2.    Subject to Plan; Definitions. The Stock Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Nonqualified Stock Option Agreement (the “Agreement”). The Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing. Unless defined herein, the capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. For purposes of this Agreement, unless the context requires otherwise, the following terms shall have the meanings indicated:
a.    “Good Reason” shall mean (i) the assignment to the Participant of duties materially inconsistent with his or her position, or a material diminution in the Participant’s then current authority, duties or responsibilities; or (ii) a diminution of the Participant’s then current base salary or other action or inaction that constitutes a material breach of his or her employment agreement, if any. Within thirty (30) days from the date the Participant knows of the actions constituting Good Reason as defined herein, the Participant shall give the Company written notice thereof, and provide the Company with a reasonable period of time, in no event less than thirty (30) days, after receipt of such notice to remedy the alleged actions constituting Good Reason; provided, however, that the Company shall not be entitled to notice of, and the opportunity to remedy, the recurrence of any alleged actions (or substantially similar actions) constituting Good Reason in the event that the Participant has previously provided notice of such prior alleged actions (or substantially similar actions) to the Company and provided the Company an opportunity to cure such prior actions (or substantially similar actions). In the event the Company does not cure the alleged actions, if the Participant does not terminate his or her employment within sixty (60) days following the last day of the Company’s cure period, the Participant shall not be entitled to terminate his or her employment for Good Reason based upon the occurrence of such actions; provided, however, that any recurrence of such actions (or substantially similar actions) may constitute Good Reason. Any corrective measures undertaken by the Company are solely within its discretion and do not concede or indicate agreement that the actions described in the Participant’s written notice constitute Good Reason as defined herein.

b.    “Just Cause” shall mean (i) the Participant’s continued and material failure to perform the duties of his or her employment consistent with the Participant’s position, except as a result of Partial Disability or Total and Permanent Disability; (ii) the Participant’s failure to perform his or her material obligations under his or her employment agreement, if any, except as a result of Partial Disability or Total and Permanent Disability, or a material breach by the Participant of the Company’s written policies concerning discrimination, harassment or securities trading; (iii) the Participant’s refusal or failure to follow lawful directives of the Board or his or her supervisor, except as a result of Partial Disability or Total and Permanent Disability; (iv) the Participant’s commission of an act of fraud, theft, or embezzlement; (v) the Participant’s indictment for or conviction of a felony or other crime involving moral turpitude; or (vi) the Participant’s intentional breach of fiduciary duty; provided, however, that the Participant shall have thirty (30) days after written notice from the Board (or the Committee) to remedy any actions alleged under subsections (i), (ii) or (iii) in the manner reasonably specified by the Board (or the Committee).
c.    “Partial Disability” shall mean the Participant’s inability because of any physical or emotional illness lasting no more than ninety (90) days to perform the employment duties assigned to him or her for more than twenty (20) hours per week (and including any period of short term total absence due to illness or injury, including recovery from surgery, but in no event lasting more than the ninety (90) day period).
3.    Vesting; Time of Exercise. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Optioned Shares shall be vested and the Stock Option shall be exercisable as follows:
The total Optioned Shares shall vest and the Stock Option shall be exercisable on the [NUMBER] anniversary of the Date of Grant, provided the Participant is continuously employed by (or, if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary through that date.
Notwithstanding the foregoing, if within twelve (12) months following a Change in Control, the Participant incurs a Termination of Service by the Company without Just Cause or by the Participant for Good Reason, then effective immediately prior to such Termination of Service, the total Optioned Shares not previously vested shall thereupon immediately become vested, and this Stock Option shall become fully exercisable, if not previously so exercisable.
4.    Term; Forfeiture. Except as otherwise provided in this Agreement, to the extent the unexercised portion of the Stock Option relates to Optioned Shares which are not vested upon the Participant’s Termination of Service, the Stock Option will be terminated on that date. The unexercised portion of the Stock Option that relates to Optioned Shares which are vested will terminate at the first of the following to occur:
a.    5 p.m. on the date the Option Period terminates;
b.    5 p.m. on the date which is twelve (12) months following the date of the Participant’s Termination of Service due to Partial Disability or Total and Permanent Disability;
c.    immediately upon the Participant’s Termination of Service by the Company for Just Cause;

d.    5 p.m. on the date which is thirty (30) days following the date of the Participant’s Termination of Service for any reason not otherwise specified in this Section 4 (other than due to the Participant’s death, in which case, Section 4.a. applies);
e.    5 p.m. on the date the Company causes any portion of the Stock Option to be forfeited pursuant to Section 7 hereof.
5.    Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, the Stock Option may be exercised only by the Participant, by the Participant’s guardian or personal or legal representative, or by the Participant’s permitted transferee in accordance with Section 8 hereof. If the Participant’s Termination of Service is due to his death prior to the dates specified in Section 4 hereof, and the Participant has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 3 hereof as of the date of death, the following persons may exercise the exercisable portion of the Stock Option on behalf of the Participant at any time prior to the date specified in Section 4 hereof: the personal representative of his estate, or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that the Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations.
6.    No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.
7.    Manner of Exercise. Subject to such administrative regulations as the Committee may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised, the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable in any manner permitted by the Plan. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.
Upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of his death or another permitted transfer) promptly after the Exercise Date. The obligation of the Company to register shares of Common Stock shall, however, be subject to the condition that, if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.
If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Optioned Shares may be forfeited by the Participant.

8.    Assignability. The Stock Option is not assignable or transferable by the Participant except (i) by will or by the laws of descent and distribution and (ii) the Participant may transfer, for no consideration, some or all of the Optioned Shares to (a) one or more members of the Participant’s Immediate Family, (b) a trust in which the Participant or members of his or her Immediate Family have more than fifty percent of the beneficial interest, (c) a foundation in which the Participant or members of his or her Immediate Family control the management of assets or (d) any other entity in which the Participant or members of his or her Immediate Family own more than fifty percent of the voting interests. Any such transferee must agree in writing on a form prescribed by the Company to be bound by all of the provisions of this Agreement to the same extent as they apply to the Participant. Notwithstanding any such transfer, any vesting conditioned upon the Participant’s continued employment or service with the Company or its Subsidiaries shall continue to relate to the Participant’s continued employment or service and any covenants applicable to Participant hereunder shall continue to apply to Participant.
9.    Rights as Shareholder. The Participant will have no rights as a shareholder with respect to any of the Optioned Shares until the issuance of a certificate or certificates to the Participant or the registration of such shares in the Participant’s name for the shares of Common Stock. The Optioned Shares shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates. The Participant, by his or her execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the shares of Common Stock.
10.    Adjustment of Number of Optioned Shares and Related Matters. The number of shares of Common Stock covered by the Stock Option, and the Option Prices thereof, shall be subject to adjustment in accordance with Articles 11 - 13 of the Plan.
11.    Nonqualified Stock Option. The Stock Option shall not be treated as an Incentive Stock Option.
12.    Voting. The Participant, as record holder of some or all of the Optioned Shares following exercise of this Stock Option, has the exclusive right to vote, or consent with respect to, such Optioned Shares until such time as the Optioned Shares are transferred in accordance with this Agreement; provided, however, that this Section shall not create any voting right where the holders of such Optioned Shares otherwise have no such right.
13.    Restrictive Covenants.
a.    Confidential Information and Non-Disclosure. During the course of the Participant’s employment with the Company, the Participant will receive certain confidential information and trade secrets, which includes but is not limited to production data, drilling schedules, financial results before they are disclosed publicly, technical data, customer and vendor lists, management methods, operating techniques, prospective acquisitions, employee lists, training manuals and procedures, personnel evaluation procedures, financial reports and/or other confidential information and knowledge concerning the business of the Company and its affiliates (hereinafter collectively referred to as “Confidential Information”) which the Company desires to protect. The Participant understands and agrees that the Confidential Information is confidential and the Participant agrees not to disclose or reveal the Confidential Information to anyone outside the Company. Additionally, the Participant may receive Confidential Information and work on some projects that are not widely known throughout the Company, and the Participant agrees to not disclose or reveal such Confidential Information or details about the projects to any other person (including other employees of the Company). The Participant further agrees not to use or disclose the Confidential Information in order to compete with the Company at any time during or after the Participant’s employment with the Company. The Participant is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. In addition, notwithstanding the foregoing, if the Participant files a lawsuit for retaliation against the Company for reporting a suspected violation of law, the Participant may disclose the Company’s trade secrets to the Participant’s attorney and use the trade secret information in the court proceeding if the Participant files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
b.    Non-Solicitation. The Participant understands and acknowledges that the Company expends significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Company. During the Restricted Period, the Participant agrees on his or her own behalf and on behalf of his or her affiliates that, without the prior written consent of the Board, the Chairman of the Board or the Chief Executive Officer, he or she shall not, directly or indirectly, (i) solicit for employment or a contracting relationship, or employ or retain any person who is or has been, within six months prior to such time, employed by or engaged as an individual independent contractor to the Company or its affiliates or (ii) induce or attempt to induce any such person to leave his or her employment or independent contractor relationship with the Company or its affiliates. The Company agrees that the foregoing restriction is not intended to apply generally to companies providing services to the Company, such as rig and oilfield services providers, or lenders.
c.    “Restricted Period” means the period of time from the Date of Grant through (i) the date that is six (6) months after the Participant’s Termination of Service, if the Participant terminates his or her employment for Good Reason or if the Participant’s employment terminates due to Total and Permanent Disability, or (ii) the date that is twelve (12) months after the Participant’s Termination of Service, if the Participant’s employment terminates for any reason other than Good Reason or Total and Permanent Disability.
14.    Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.
15.    Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all Applicable Laws, rules, and regulations.
16.    Investment Representation. Unless the shares of Common Stock are issued to the Participant in a transaction registered under applicable federal and state securities laws, by his execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.
17.    Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.
18.    Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).
19.    No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee, a Contractor or an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor or Outside Director at any time. Nothing herein shall be construed to modify the terms of any employment agreement or independent contractor agreement.
20.    Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.
21.    Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.
22.    Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

23.    Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person shall be permitted to acquire any Optioned Shares without first executing and delivering an agreement in a form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.
24.    Modification. The Committee may amend this Agreement at any time and from time to time without the consent of the Participant; provided, however that no such amendment may materially and adversely affect the rights of the Participant without his or her consent; and provided, further, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.
25.    Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.
26.    Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.
27.    Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:
a.    Notice to the Company shall be addressed and delivered as follows:
Matador Resources Company
5400 LBJ Fwy, Suite 1500
Dallas, TX 75240
Attn: General Counsel
Facsimile: (972) 371-5201
b.    Notice to the Participant shall be addressed and delivered to the Participant’s address as set forth in the Company’s records.
28.    Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any Subsidiary (for purposes of this Section 28, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid or payable to the Participant in cash or other form in connection with the Plan, any Federal, state, local, or other taxes permitted by law to be withheld in connection with this Award. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is permitted to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the applicable tax withholding obligations of the Company; (ii) the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the applicable tax withholding payment; (iii) the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the applicable tax withholding payment; or (iv) any combination of (i), (ii), or (iii) or any other method consented to by the Company in writing. The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.
29.    Restrictions on Resale. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares acquired under this Agreement, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
30.    Electronic Delivery. By executing this Agreement (including via digital acceptance), the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and its Subsidiaries, the Plan and the Optioned Shares via Company web site or other electronic delivery.
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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

MATADOR RESOURCES COMPANY

By:
Name:
Title:

PARTICIPANT:

Signature

Name:
Address: